Exhibit 99.02

Contacts:         Investors                Media
Kim Watkins                Diane Carlini
Intuit Inc.                Intuit Inc.
650-944-3324                650-944-6251
kim_watkins@intuit.com            diane_carlini@intuit.com

Intuit Reports Preliminary Consumer Tax Units:
Reiterates Full-year Guidance

MOUNTAIN VIEW, Calif. - Feb. 23, 2017 - Intuit Inc. (Nasdaq: INTU) today released the first of two seasonal updates for its fiscal year 2017 consumer tax offerings. Through Feb. 18, sales of TurboTax units declined 5 percent versus the comparable prior-year period as the tax season is off to a slow start for all preparation methods.
The most recent Internal Revenue Service data through Feb. 17 shows total e-filed returns down 13 percent while self-prepared e-filings were down approximately 11 percent and assisted e-filings down 16 percent.
“As we previously shared, the tax season is forming more slowly this year across the industry,” said Dan Wernikoff, executive vice president and general manager of Intuit’s TurboTax business. “TurboTax e-filed returns are down 10 percent vs. prior year, indicating we are maintaining share at this juncture in the tax season.
“While the competitive environment continues to change, our end-to-end product innovations, marketing strategy and expert advice are reaching a broader range of consumers and convincing them that TurboTax is the right choice for them.
“Through the second half of the season we remain focused on delivering for customers and continuing to grow share in the do-it-yourself software category. Everyone must file by April 18, so it’s on us to continue to deliver the best offerings across the board." Wernikoff said.

Intuit Reports Total TurboTax Units Through Feb. 18 in fiscal 2017

Season-to-date TurboTax Federal Unit Data

	Season through Feb. 18, 2017	Season through Feb. 20, 2016	Change Year-Over-Year
TurboTax Desktop	3,830,000	3,954,000	-3%
TurboTax Online	14,025,000	14,957,000	-6%
Sub-total TurboTax Units	17,855,000	18,911,000	-6%
TurboTax Free File Alliance	471,000	464,000	2%
Total TurboTax Units	18,326,000	19,375,000	-5%

On Feb. 8, the company announced that revenue and operating income, and diluted earnings per share from its second fiscal quarter were lower than expected due to the tax season forming more slowly than usual.

Full-year Guidance
Intuit also reported second-quarter earnings today and reiterated full-year revenue guidance. This included full-year Consumer Tax revenue growth guidance of 6 to 8 percent and total company revenue guidance of 7 to 9 percent. Further details are available in the second-quarter earnings release issued today.

Intuit will issue a final tax season update in April after the close of the tax season.

About Intuit
          Intuit Inc. creates business and financial management solutions that simplify the business of life for small businesses, consumers and accounting professionals.
Its flagship products and services include QuickBooks® and TurboTax®, which make it easier to manage small businesses and tax preparation and filing. Mint.com provides a fresh, easy and intelligent way for people to manage their money, while Intuit's ProConnect brand portfolio includes ProConnect Tax Online, ProSeries® and Lacerte®, the company's leading tax preparation offerings for professional accountants.
Founded in 1983, Intuit had revenue of $4.7 billion in its fiscal year 2016. The company has approximately 7,900 employees with major offices in the United States, Canada, the United Kingdom, India and other locations. More information can be found at www.intuit.com.

Intuit Reports Total TurboTax Units Through Feb. 18 in fiscal 2017

Intuit and the Intuit logo, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of expected growth and future financial results of Intuit,; the size of the market for tax preparation software and the timing of when individuals will file their tax returns; forecasts of total tax season results based on preliminary IRS and other internal and external data points that may, in certain cases, be based on small sample sizes; Intuit’s prospects for the business in fiscal 2016 and beyond; expectations regarding customer growth; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; and all of the statements under the heading “Forward-looking Guidance”.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully innovate and introduce new offerings and business models to meet our growth and profitability objectives, and current and future offerings may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our future financial results; as we upgrade and consolidate our customer facing applications and supporting information technology infrastructure, any problems with these implementations could interfere with our ability to deliver our offerings; any failure to properly use and protect personal customer information and data could harm our revenue, earnings and reputation; if we are unable to develop, manage and maintain critical third party business relationships, our business may be adversely affected; increased government regulation of our businesses may harm our operating results; if we fail to process transactions effectively or fail to adequately protect against potential fraudulent activities, our revenue and earnings may be harmed; related publicity regarding such fraudulent activity could cause customers to lose confidence in using our software and adversely impact our results; any significant offering quality problems or delays in our offerings could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; the continuing global economic downturn may continue to impact consumer and small business spending, financial institutions and tax filings, which could negatively affect our revenue and profitability; year-over-year changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise may result in lost revenue opportunities; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position and reduce our revenue and earnings; our acquisition and divestiture activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operation; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about the risks that may impact our business are included in our Form 10-K for fiscal 2016 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of February 23, 2017 and we do not undertake any duty to update any forward-looking statement or other information in these materials.